UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 8, 2019 (October 4, 2019)

SCWorx Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-37899	47-5412331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

590 Madison Avenue, 21st Floor

New York, New York 10022

(Address of Principal Executive Offices)

(212) 739-7825

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $.001 par value per share	WORX	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2019, the Board of Directors (the “Board”) of SCWorx Corp. (the “Company”) increased the size of the Board by one and appointed Mr. Steve Wallitt as a member of the Board to fill the existing vacancy on the Board, with such appointment to take effect immediately.

In conjunction with his appointment to the Board, Mr. Wallitt was granted an option to purchase 12,500 shares of the Company’s common stock. Such options will vest in four quarterly installments, have a tern of five years and shall have an exercise price equal to $2.31.

Except as otherwise set forth herein, there is no arrangement or understanding between Mr. Wallitt and any other person pursuant to which he was elected as a director, and there are no transactions in which Mr. Wallitt has an interest requiring disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 8, 2019	SCWorx Corp.

	By:	/s/ Marc S. Schessel
		Name:	Marc S. Schessel
		Title:	Chief Executive Officer